Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$620,970
Unrealized Gain (Loss) on Market Value of Futures	38,919,990
Dividend Income	269,294
Interest Income	894,345
ETF Transaction Fees	25,350
Total Income (Loss)	$40,729,949

Expenses
General Partner Management Fees	$999,388
Professional Fees	180,974
Brokerage Commissions	397,359
Non-interested Directors' Fees and Expenses	16,546
Prepaid Insurance Expense	12,725
NYMEX License Fee	33,313
SEC & FINRA Registration Expense	26,729
Total Expenses	$1,667,034
Net Income (Loss)	$39,062,915

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/17	$2,869,872,360
Additions (21,200,000 Shares)	240,769,736
Withdrawals (28,100,000 Shares)	(323,197,120)
Net Income (Loss)	39,062,915

Net Asset Value End of Month	$2,826,507,891
Net Asset Value Per Share (246,700,000 Shares)	$11.46

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612